UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

C3.AI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39744	26-3999357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Seaport Blvd Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 503-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2026, C3.ai, Inc. (the “Company”) issued a press release announcing certain preliminary results for the Company’s fiscal fourth quarter and full fiscal year ended April 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

The Board of Directors (the “Board”) of the Company unanimously appointed Thomas M. Siebel as the Company’s Chief Executive Officer and Chairman of the Board, effective May 8, 2026. Stephen Ehikian, who had been serving as the Company’s Chief Executive Officer since September 2025, will serve as the Company’s President effective as of May 8, 2026.

Mr. Siebel, 73, is the founder of the Company and has served as Executive Chairman since September 2025. Prior to that he served as the Chairman of our Board since January 2009, and as our Chief Executive Officer since July 2011 until his appointment as Executive Chairman. Prior to founding the Company, Mr. Siebel founded and served as the Chief Executive Officer of Siebel Systems, a global CRM software company. Siebel Systems merged with Oracle Corporation in January 2006. Mr. Siebel served in various leadership positions with Oracle Corporation from January 1984 to September 1990. Mr. Siebel was elected to the National Academy of Engineering in January 2026. He was elected a member of the American Academy of Arts and Sciences in April 2013. Mr. Siebel currently serves as a member of the College of Engineering boards at the University of Illinois at Urbana-Champaign and the University of California, Berkeley. Mr. Siebel holds a B.A. in History, an M.B.A., and an M.S. in Computer Science, each from the University of Illinois at Urbana-Champaign. He is the author of four books, including most recently the best-selling Digital Transformation: Survive and Thrive in an Era of Mass Extinction (RosettaBooks, 2019).

Mr. Ehikian, 44, is a seasoned technology leader. He has served as the Company’s Chief Executive Officer since September 2025. He was a member of the founding team and served as Chief Operating Officer and Chief Financial Officer of RelateIQ from 2011 to July 2014, when it was acquired by Salesforce. He served as Vice President of Products at Salesforce from July 2014 to July 2017. Mr. Ehikian then served as Chief Executive Officer and Cofounder of Airkit.ai, from October 2017 until November 2023, when it was acquired by Salesforce. Following the acquisition, Mr. Ehikian served as Vice President of AI Products at Salesforce from November 2023 to January 2024. From January 2025 to July 2025, Mr. Ehikian served as Acting Administrator and Deputy Administrator of the General Services Administration. Mr. Ehikian holds a bachelor’s degree in mechanical engineering and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

There are no arrangements or understandings between Mr. Siebel and any other person pursuant to which Mr. Siebel was selected as Chief Executive Officer. Other than the disclosure set forth in the section entitled “Certain Relationships and Transactions with Related Persons” in the Company’s proxy statement filed with the Securities and Exchange Commission on August 21, 2025, which disclosure related to Mr. Siebel is incorporated herein by reference, Mr. Siebel does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Ehikian and any other person pursuant to which Mr. Ehikian was selected as President. Mr. Ehikian does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Appointment of Chief Executive Officer and the Company’s Preliminary Fourth Quarter and Fiscal Year results dated May 12, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: May 12, 2026

	By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer and Chairman of the Board